UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 6, 2020
____________________
RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6312 S. Fiddler’s Green Circle, Suite 200N
Greenwood Village, Colorado 80111
(Address of principal executive offices) (zip code)
(303) 846-6000
(Registrant’s telephone number, including area code)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	NASDAQ (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director

On February 6, 2020, Red Robin Gourmet Burgers, Inc. (the “Company”) increased the size of the Board to ten members and appointed Allison Page to fill the resulting vacancy.  Ms. Page was elected effective immediately and will serve as a director until the 2020 Annual Meeting of Stockholders or until her respective successor has been duly elected and qualified, or until the earlier of her respective death, resignation, or removal. Committee assignments for Ms. Page will be made at a later date.

Allison Page is a business executive and the Co-Founder and President of SevenRooms, an operations, marketing, and guest engagement platform for hospitality operators to create relationships with guests and deliver guest experiences. She has served as the Co-Founder and President at SevenRooms since 2011. Prior to founding SevenRooms, Ms. Page served as an Associate at Hodes Weill & Associates from 2009 to 2011 as a founding member of the independent real estate and advisory business.

Ms. Page, 35, will receive compensation in accordance with the Company’s standard non-employee director compensation policies, which are described in the Company’s Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Stockholders filed with the SEC on April 10, 2019; provided that, instead of receiving her pro-rated RSU grant for the remainder of this term immediately, the Company will instead add that amount to her regular cycle grant in May. As of the date of these appointments, there are no transactions between the Company and Ms. Page that would be reportable under Item 404(a) of Regulation S-K. Ms. Page was not selected pursuant to any arrangement or understanding between herself and any other person.

As previously announced, Director Stuart Oran has decided not to stand for re-election at the 2020 Annual Meeting of Stockholders. Following Mr. Oran’s retirement from the Board, the Company expects that the Board size will be reduced again to nine members.

Item 8.01	Other Events.

The Company issued a press release announcing that it has appointed Allison Page as a new independent director, effective immediately. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Solicitation of Proxies
Red Robin Gourmet Burgers, Inc. (“Red Robin”) intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). RED ROBIN STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Red Robin with the SEC without charge from the SEC’s website at www.sec.gov.
Certain Information Regarding Participants
Red Robin, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Red Robin’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of Red Robin’s directors and executive officers in Red Robin common shares is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in Red Robin’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated February 7, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2020

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Michael L. Kaplan
Michael L. Kaplan
Senior Vice President and Chief Legal Officer